UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 8, 2019
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Item 7.01 Regulation FD Disclosure

On May 8, 2019, Overstock.com, Inc., a Delaware corporation (the “Company”), entered into an investment agreement (the “Agreement”) with the Company’s indirectly held majority-owned subsidiary, tZERO Group, Inc. (“tZERO”), and Golden Sand Capital Ltd. (“GSR”) along with the subsidiaries, affiliates and associated companies of Golden Sand Capital Ltd. (collectively “Buyers”).

Pursuant to the terms of the executed Agreement, Buyers agree to pay tZERO a total value of five million dollars ($5,000,000), measured in United States Dollars (“USD”), which shall be comprised of one million dollars ($1,000,000) USD, one million dollars ($1,000,000) worth of Chinese Renminbi, and three million dollars ($3,000,000) worth of certain securities (collectively, the “Consideration”). In exchange for the Consideration, tZERO will issue and sell to Buyers, 0.5% of tZERO’s common stock on a fully diluted basis. At present, the parties are in the process of closing and funding the Agreement.

The Agreement contains a conditional waiver provision, which provides that following the full consummation of the closing and funding of the Agreement, in full compliance with all terms and conditions of the Agreement, Overstock would waive its rights under, and rescind, the previously disclosed Token Purchase Agreement between GSR and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	May 9, 2019